Exhibit 99.5

FORM OF LETTER TO BENEFICIAL OWNERS

SAXON CAPITAL, INC.

Guaranteed by

Saxon Funding Management, Inc.

Saxon Capital Holdings, Inc.

SCI Services, Inc.

Saxon Mortgage Services, Inc.

Saxon Mortgage, Inc.

Saxon Holding, Inc.

Offer to Exchange All Outstanding

12% Senior Notes due 2014 issued on May 4, 2006

(CUSIP Nos. 80556PAA2, U8038TAA0 and 80556PAB0)

for new 12% Senior Notes due 2014

in an offering registered under the Securities Act of 1933

Pursuant to the Prospectus dated                     , 2006

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). INITIAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. IF THE EXPIRATION DATE HAS BEEN EXTENDED, INITIAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE AND ACCEPTED FOR EXCHANGE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.

To Our Clients:

Saxon Capital, Inc. (“Saxon Capital”), as issuer, and Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., as guarantors, are offering to exchange, upon the terms and subject to the conditions set forth in the enclosed prospectus dated                     , 2006 (the “Prospectus”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), new 12% Senior Notes due 2014 (the “Exchange Notes”) in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), for Saxon Capital’s issued and outstanding 12% Senior Notes due 2014 (the “Initial Notes”), which are not registered under the Securities Act, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the Prospectus and the Letter of Transmittal together constitute the “Exchange Offer”).

The Exchange Offer is not conditioned upon any minimum number of initial notes being tendered.

We are the holder of record of initial notes held by us for your own account. A tender of such initial notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender initial notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the initial notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of initial notes will represent to the Issuer that: (1) neither the holder nor the person for whose account the notes are held is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or any of its subsidiaries, or, if the holder or such other person is an “affiliate,” that the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (2) the exchange notes to be received pursuant to the Exchange Offer are being acquired in the ordinary course of business; (3) neither the holder nor such other person has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange notes; and (4) if neither the holder nor such other person is a broker-dealer, neither the holder nor such other person is engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such exchange notes. If the holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will comply with the applicable provisions of the Securities Act, including delivering the Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act, in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “The exchange offer — Terms of the exchange offer” and “Plan of distribution” in the Prospectus.

Instructions from Beneficial Owner

of

12% Senior Notes due 2014

with respect to

Exchange Offer

The undersigned hereby acknowledges receipt of the prospectus dated                     , 2006 (the “Prospectus”) of Saxon Capital, Inc. (“Saxon Capital”), as issuer, and Saxon Funding Management, Inc., Saxon Capital Holdings, Inc., SCI Services, Inc., Saxon Mortgage Services, Inc., Saxon Mortgage, Inc. and Saxon Holding, Inc., as guarantors, and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) to exchange up to $150,000,000 in aggregate principal amount of new 12% Senior Notes due 2014 (the “Exchange Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 12% Senior Notes due 2014 (the “Initial Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

The aggregate face amount of the Initial Notes held by you for the account of the undersigned is (fill in the amount):

$                     of the 12% Senior Notes due 2014

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐  To TENDER the following Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered, if less than all):

$                     of the 12% Senior Notes due 2014

☐  NOT to TENDER any Initial Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Initial Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•	to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Initial Notes, including but not limited to the representations that: (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Saxon Capital or any of its subsidiaries, or, if the undersigned is an “affiliate,” that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (2) the exchange notes to be received pursuant to the Exchange Offer are being acquired in the ordinary course of business; (3) the undersigned does not have any arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange notes; and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such exchange notes. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will comply with the applicable provisions of the Securities Act, including delivering the Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act, in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Initial Notes.

SIGN HERE

Name(s) of beneficial owners:

Signature(s):

Name(s) (please print)

Capacity(ies) (full title) (1)

Address:

Telephone Number(s) (with area code):

Taxpayer Identification Number(s) or Social Security Number(s):

Date:

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

☐  CHECK HERE IF YOU ARE A BROKER DEALER